Exhibit 23.6

Consent of Independent Auditors

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated March 12, 2004, with respect to the financial statements of CHHC Group included in Amendment No. 2 to the Registration Statement (Form S-11 No. 333-114602) and related Prospectus of Capital Lodging for the registration of shares of its common stock.

/S/    ERNST & YOUNG LLP

Pittsburgh, Pennsylvania

June 29, 2004